Digidev Announces Appointment of Key Technology Leadership

Company Welcomes Richard Verdoni as CTO

LOS ANGELES, CA—(Marketwire – 05/08/12) – Digital Development Group Corp. (OTC.BB: DIDG) (“Digidev,” “Digidev Group” or the “Company) formerly Regency Resources, Inc. (OTC.BB: RSRS), a development stage company aiming to offer an in-depth portfolio of content for Internet TV distribution, is pleased to announce the appointment of Mr. Richard Verdoni to the position of Chief Technology Officer.

Mr. Verdoni brings an extensive background in technology development and innovation. He was educated at the University of Michigan with a focus on Art and Computer Science which led to early involvement in the Silicon Valley boom of the 90s notably as an associate producer for a 3rd party video game developer for the Atari Corporation. His various accomplishments at this time included new methods for rotoscoping, sprite development and color computation. He went on to consult for DIVATV, an SRI spin-off, which was eventually sold to Comcast and was one of the first adopters of IPTV where Verdoni was instrumental in providing new methods for VOD content delivery. Previously, Verdoni was assigned a 4-year tour overseas as a U.S. Naval photographer. His secret security clearance enabled in-depth studies of advanced imaging protocols.

Richard went on to partner in a number of successful multimedia startups and internet based businesses servicing and developing applications and solutions for hundreds of clients over the past 15 years. He credits his appreciation of entertainment to his ancestral ties to the famed Circo Atayde Hnos. family of Latin America. He chose Mexico City in 2006 as a vibrant location offering huge opportunity for his vision of a consultancy aimed at the advancement of emerging technologies focused on IPTV and multi-media application development. During this time he was additionally engaged as IT consultant to the U.S. State Department’s embassy in Mexico City. He recently returned to California where he plans to fully dedicate his time in furthering the growth of Digidev.

Joe Q. Bretz, President of Digidev, states, “Richard and I have been working together for over 13 years. Digidev provides us both with the infrastructure to complete what we set out to do long ago. To create a standard delivery and management system to bring quality interactive content direct to the consumer. He is the perfect man for the job.”

Martin W. Greenwald CEO of Digidev adds, “I am so pleased that Richard has chosen to join our ranks. He brings an extraordinary arsenal of skills and a highly focused approach. We are assembling a really solid and top-notch team that is 100% committed to achieving success in the rapidly growing OTT content delivery sector.”

“When the opportunity came up to join Joe and Marty, I was eager to take on the challenge,” comments Digidev CTO, Richard Verdoni. “Digidev’s aim is to build a really large library of content, from multiple producers and sources, and I look forward to managing our exciting technology and furthering the goals of the Company.”

Additional details of the Company’s business, finances, appointments and agreements can be found as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database. For more information, visit our website at: www.digidevgroup.com.

About Digital Development Group Corp. (OTC.BB: DIDG)
Digidev Group is a development stage company. Through a merger with Digitally Distributed Acquisition Corporation (“DDAC”) the Company is moving forward as the Digidev Group and seeks to build a media business using proprietary technologies and close industry relationships to develop a broad-based and varied portfolio of content for Internet TV distribution. Digidev’s business model is to share revenues with the content owners and provide unique monetization methods. According to industry research by iDate this market sector is expected to grow tenfold from its current $400 million in revenues to $4 Billion in 2016. Visit us at www.digidevgroup.com.

Notice Regarding Forward-Looking Statements
This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, reference to new technologies, software and sales methods as well as financial projections for the size of the internet TV market. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Brad Long
Oceanview IR Services, Inc.
Tel: 1-888-906-6427
investors@digidevgroup.com
www.digidevgroup.com